Exhibit 10.7

AMENDMENT NO. 2 TO
PROMISSORY NOTE

THIS AMENDMENT NO. 2 TO PROMISSORY NOTE (this “Amendment”) is made as of June 30, 2017 by and among Celularity Inc., a Delaware corporation (the “Borrower”) and Sorrento Therapeutics, Inc., a Delaware corporation (“Lender”).

RECITALS

A.    Borrower has previously issued to Lender that certain Promissory Note, dated as of October 31, 2016, in the original principal amount of up to $10,000,000, as amended by that certain Amendment No. 1 to Promissory Note, dated as of June 12, 2017 (collectively, the “Note”).

B.    Pursuant to Section 16 of the Note, the Note may be amended upon the written consent of the Borrower and Lender.

C.    Borrower and Lender now desire to amend Section 4 of the Note.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein, Borrower and Lender, intending to be legally bound, hereby agree as follows:

1.Definitions; Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note. References in the Note to “this Note” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Note as amended hereby.

2.Amendment to Section 4 of the Note. The first sentence of Section 4 of the Note is hereby amended and restated as follows:

“The Loan, and all amounts owing by Borrower pursuant to this Note shall automatically be deemed forgiven, discharged, cancelled and satisfied in full (and no further amounts shall thereupon be owing by Borrower pursuant to this Note), upon the first to occur of the following events (provided that no Event of Default shall have previously occurred): (i) Borrower raises or receives at least $40 million in gross proceeds after the initial date of issuance of this Note based on the Initial Loan (the “Issue Date”) and on or prior to the one-year anniversary of the Issue Date (the “Deadline”), excluding proceeds from the Loan, through (a) the sale of capital stock of Borrower in one or more private placement capital-raising transactions, (b) one or more strategic transactions, or (c) a combination of transactions set forth in clauses (a) and (b), or (ii) ) Borrower consummates a firm commitment underwritten initial public offering of common stock of Borrower on or before the Deadline in which Borrower is valued as of immediately prior to the IPO, based on an initial offering price to the public in the IPO, at $1 billion or more; in either case provided that, as of immediately following such forgiveness, the shares of preferred stock of Borrower held by Lender and/or TNK Therapeutics, Inc., a subsidiary of Lender (“TNK”), represents at least 25.0% of Borrower’s outstanding shares of capital stock, calculated in the same manner that the Celularity Shares (as defined in the Contribution Agreement) to be issued pursuant to the Contribution Agreement are to be calculated.”

3.Miscellaneous. Except as specifically set forth herein, all of the terms and provisions of the Note shall remain unchanged, unmodified and in full force and effect, and the Note shall be read together with and construed with this Amendment. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same amendatory instrument and any of the parties hereto may executed this Amendment by signing one counterpart. Any signature page delivered by facsimile or e-mail transmission of images in Adobe PDF or similar format shall be binding to the same extent as an original signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Promissory Note as of the date first written above.

BORROWER:	LENDER:
Celularity, Inc. By: /s/ Robert Hariri Name: Robert Hariri Its: Chief Executive Officer	Sorrento Therapeutics, Inc. By: /s/ Henry Ji, Ph.D. Name: Henry Ji, Ph.D. Its: President & Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO PROMISSORY NOTE]